Exhibit 32.1

Certification of Principal Executive Officer and Interim Principal Financial and Accounting Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Protea Biosciences Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen Turner, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer, President and Director (Principal Executive Officer, Interim Principal Financial and Accounting Officer)
November 16, 2015